UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                      January 31, 2005 (January 25, 2005)

O’Sullivan Industries Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-28493	43-1659062
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Mansell Court East, Roswell, Georgia		30076
(Address of principal executive offices)		(ZIP Code)

Registrant's telephone number, including area code (678) 939-0800

1900 Gulf Street, Lamar, Missouri 64759
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended so simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                Departure of Directors or Principal Officers; Election of Directors;
                                 Appointments of Principal Officers

        On January 25, 2005, the Board of Directors of O’Sullivan Industries Holdings, Inc. elected Keith E. Alessi as a Class III Director and William J. Denton as a Class I Director. Mr. Alessi was also named as Chairman of the Audit Committee. Mr. Denton was named as a member of the Compensation Committee. Messrs. Alessi and Denton were also named as directors of our subsidiary corporations O’Sullivan Industries, Inc. and O’Sullivan Industries - Virginia, Inc.

         Mr. Alessi has been Chairman and Chief Executive Officer (and owner) of Lifestyles Improvement Centers LLC, Virginia Beach, Virginia, an operator and franchiser of a chain of fifty behavior modification centers in the US and Canada since February 2003. Mr. Alessi is also an Adjunct Professor of Law at The Washington and Lee University School of Law and Adjunct Professor at The University of Michigan Graduate School of Business Administration. From April 1998 to February 2003, Mr. Alessi was President and Chief Executive Officer of Telespectrum Worldwide Inc., King of Prussia, Pennsylvania, a provider of telemarketing and outsourced call center services and multi-channel customer relationship management (CRM) solutions. He is the former Chairman and CEO of Jackson Hewitt. He is a director and the Chairman of the Audit Committee for each of H&E Equipment Services, L.L.C., a Baton Rouge, Louisiana based equipment rental, sales and service company, Town Sports International, Inc., a chain of health clubs headquartered in New York, and MWI Veterinary Supply, a leading veterinary supply wholesaler headquartered in Meridian, Idaho.

         Mr. Denton served as President and Chief Executive Officer of Fiskars Brands, Inc. from August 2000 through December 2004. Fiskars is a global manufacturer and marketer of branded consumer and industrial products. Fiskars Brands, Inc. is a wholly owned subsidiary of Fiskars Corporation, a Finnish corporation. From 1976 to July 2000, Mr. Denton worked in progressively larger roles at Newell Rubbermaid Inc., a global manufacturer and marketer of name-brand consumer products, and its predecessor corporation, including acting as Group President, Housewares. He served as President of Rubbermaid Home Products, helping to integrate it into Newell upon its acquisition in 1998.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O'SULLIVAN INDUSTRIES HOLDINGS, INC.

Date: January 31, 2005	/s/ Rick A. Walters
Rick A. Walters Executive Vice President and Chief Financial Officer